Exhibit 99.1

NEWS RELEASE

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS FOR THE QUARTER ENDED MARCH 31, 2006

LONG BEACH, CA, May 1, 2006 — Health Care Property Investors, Inc. (the “Company”) (NYSE:HCP), a healthcare real estate investment trust (“REIT”), today announced operating results for the quarter ended March 31, 2006. Net income applicable to common shares for the quarter ended March 31, 2006, was $52.6 million, or $0.38 per diluted share of common stock. This compares with net income applicable to common shares of $38.2 million, or $0.28 per diluted share of common stock, for the quarter ended March 31, 2005.

Funds From Operations (“FFO”) applicable to common shares was $73.0 million, or $0.53 per diluted share of common stock, for the quarter ended March 31, 2006, compared to FFO applicable to common shares of $58.9 million, or $0.44 per diluted share of common stock, for the quarter ended March 31, 2005. The Company’s results for the quarter ended March 31, 2006, include income of $7.3 million, or $0.05 per diluted share of common stock, resulting from a prepayment premium the Company received upon the early repayment of a secured loan receivable. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

RECENT DEVELOPMENTS

•      Year-to-date, the Company acquired interests in properties aggregating $214 million, including the following:

•    During the three months ended March 31, 2006, the Company acquired 13 medical office buildings for $138 million, including DownREIT units valued at $6 million, in related transactions. These properties were acquired as part of a $163 million acquisition of 15 MOBs, with a total of 882,000 rentable square feet, at an initial yield of 7.3%.

•    On February 8, 2006, the Company acquired four laboratory, office and biotechnology manufacturing buildings located in San Diego, California for $30 million. The initial yield on these buildings is 6.1%, with the stabilized yield expected to be 8.3%. The buildings include approximately 158,000 rentable square feet.

•    On February 24, 2006, the Company acquired two medical office buildings for approximately $21 million, including assumed debt valued at $12 million. The two buildings, with 157,000 rentable square feet, have an initial yield of 8.0%.

•      On March 14, 2006, the Company received $38 million in proceeds, including $7.3 million in excess of the carrying value, upon the early repayment of a secured loan receivable due May 1, 2010. The amount received in excess of the carrying value of the secured loan receivable was recorded as interest income and is included in interest and other income in the Company’s Consolidated Statement of Income for the three months ended March 31, 2006. This loan was secured by nine skilled nursing facilities and carried an interest rate of 11.4% per annum.

•      During the three months ended March 31, 2006, HCP MOP, the Company’s 33% owned joint venture with an affiliate of General Electric, sold 22 medical office buildings, with 871,000 of rentable square feet, for $61 million, net of estimated transaction costs, and recognized aggregate gains of approximately $10 million. In connection with the sale, approximately $46 million of secured debt was either repaid or assumed by the purchaser.

•      During the three months ended March 31, 2006, the Company sold six properties for $21 million and recognized gains of approximately $9 million.

•      On February 27, 2006, the Company issued $150 million of 5.625% senior unsecured notes due 2013. The notes were priced at 99.071% of the principal amount for an effective yield of 5.788%. The Company received net proceeds of $149 million, which were used to repay outstanding indebtedness and for other general corporate purposes.

•      On April 25, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on May 19, 2006, to stockholders of record as of the close of business on May 8, 2006.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast for Tuesday, May 2, 2006 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended March 31, 2006. The conference call is accessible by dialing (866) 578-5801 (U.S.) or (617) 213-8058 (International). The participant pass code is 46705918. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. A webcast replay of the conference call will be available after 2:00 p.m. Eastern Time on May 2, 2006 through May 16, 2006 on the Company’s web site. The Company’s supplemental information package for the current period will also be available on the Company’s web site in the “Presentations” section of the “Investor Relations” tab.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of March 31, 2006, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 534 properties in 42 states and consisted of 138 senior housing facilities, 185 medical office buildings, 29 hospitals, 156 skilled nursing facilities and 26 other healthcare facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

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Contact:

Health Care Property Investors, Inc., Long Beach, California

Talya Nevo-Hacohen

Senior Vice President – Capital Markets and Treasurer

(562) 733-5100

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include statements regarding expected yields on properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.

HEALTH CARE PROPERTY INVESTORS, INC.

Summary of Information

In thousands, except per share data

(Unaudited)

	Quarter Ended March 31,
	2006	2005

Revenues and other income	$141,695	$107,247

Net income applicable to common shares	$52,605	$38,175

Basic earnings per common share	$0.39	$0.29

Diluted earnings per common share	$0.38	$0.28

Weighted average shares used to calculate diluted earnings per common share	136,856	134,529

Funds from operations applicable to common shares (1)	$72,966	$58,914

Diluted funds from operations applicable to common shares (1)	$75,539	$61,034

Basic funds from operations per common share (1)	$0.54	$0.44

Diluted funds from operations per common share (1)	$0.53	$0.44

Weighted average shares used to calculate diluted funds from operations per common share	143,090	139,561

(1)   The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Quarter Ended March 31,
	2006	2005
Revenues and other income:
Rental and other revenues	$122,126	$101,857
Equity income from unconsolidated joint ventures	3,822	211
Interest and other income	15,747	5,179
	141,695	107,247

Costs and expenses:
Interest	32,093	23,238
Depreciation and amortization	30,679	23,464
Operating	17,564	13,301
General and administrative	8,742	7,319
	89,078	67,322

Income before minority interests	52,617	39,925
Minority interests	(3,777)	(3,147)

Income from continuing operations	48,840	36,778

Discontinued operations:
Operating income	457	1,942
Gain on sales of real estate	8,591	4,738
	9,048	6,680

Net income	57,888	43,458
Preferred stock dividends	(5,283)	(5,283)

Net income applicable to common shares	$52,605	$38,175

Basic earnings per common share:
Continuing operations	$0.32	$0.24
Discontinued operations	0.07	0.05
Net income applicable to common shares	$0.39	$0.29

Diluted earnings per common share:
Continuing operations	$0.32	$0.23
Discontinued operations	0.06	0.05
Net income applicable to common shares	$0.38	$0.28

Weighted average shares used to calculate earnings per common share:
Basic	136,040	133,492

Diluted	136,856	134,529

HEALTH CARE PROPERTY INVESTORS, INC.

Funds From Operations Information

In thousands, except per share data

(Unaudited)

	Quarter Ended March 31,
	2006	2005

Net income applicable to common shares	$52,605	$38,175
Real estate depreciation and amortization:
Continuing operations	30,679	23,464
Discontinued operations	177	520
Gain on sales of real estate	(8,591)	(4,738)
Equity income from unconsolidated joint ventures	(3,822)	(211)
FFO from unconsolidated joint ventures	2,233	2,022
Minority interests	3,777	3,147
Minority interests in FFO	(4,092)	(3,465)
Funds from operations applicable to common shares (1)	$72,966	$58,914

Distributions on convertible units	$2,573	$2,120

Diluted funds from operations applicable to common shares (1)	$75,539	$61,034

Basic funds from operations per common share (1)	$0.54	$0.44

Diluted funds from operations per common share (1)	$0.53	$0.44

Weighted average shares used to calculate diluted funds from operations per common share	143,090	139,561

(1)   The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$3,678,006	$3,489,415
Developments in process	19,580	22,286
Land	344,496	344,240
Less accumulated depreciation and amortization	638,405	614,089
Net real estate	3,403,677	3,241,852

Loans receivable, net:
Joint venture partners	7,006	7,006
Others	145,638	179,825
Investments in and advances to unconsolidated joint ventures	49,058	48,598
Accounts receivable, net of allowance of $550 and $1,205, respectively	13,696	13,313
Cash and cash equivalents	55,957	21,342
Restricted cash	2,694	2,270
Intangibles, net	51,556	38,804
Other assets, net	59,534	44,255

Total assets	$3,788,816	$3,597,265

Liabilities and Stockholders’ Equity
Bank lines of credit	$375,000	$258,600
Senior unsecured notes	1,476,215	1,462,250
Mortgage debt	268,654	236,096
Accounts payable and accrued liabilities	72,867	68,718
Deferred revenue	31,781	22,551
Total liabilities	2,224,517	2,048,215

Minority interests:
Joint venture partners	22,584	20,905
Non-managing member unitholders	134,210	128,379
Total minority interests	156,794	149,284

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 136,841,504 and 136,193,764 shares issued and outstanding, respectively	136,842	136,194
Additional paid-in capital	1,457,108	1,446,349
Cumulative net income	1,579,034	1,521,146
Cumulative dividends	(2,052,009)	(1,988,248)
Accumulated other comprehensive income (loss)	1,357	(848)

Total stockholders’ equity	1,407,505	1,399,766

Total liabilities and stockholders’ equity	$3,788,816	$3,597,265